Exhibit 99.1

LK Products Oy
(A business of Filtronic PLC)
Combined Financial Statements
December 31, 2004 and 2003

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

                                      Index

                                                                           Page

Independent Auditors' Report                                                3

Combined Statements of Income                                               4

Combined Balance Sheets                                                     5

Combined Statements of Cash Flows                                           6

Notes to the Combined Financial Statements                                  7-26

                          Independent Auditors' Report

To the Board of Directors of LK Products Oy

We have audited the accompanying combined balance sheets of LK Products Oy (a business of Filtronic PLC) as of December 31, 2003 and 2004, and the related combined statements of income and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of LK Products Oy as of December 31, 2003 and 2004 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in Finland.

Accounting principles generally accepted in Finland vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating the nature and effect of such differences is presented in Note 17 to the combined financial statements.

Helsinki, Finland

25 November, 2005

KPMG Oy Ab


Pekka Pajamo
Authorized Public Accountant

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

                          Combined Statements of Income

                                                         ---------------------------------
                                                                    Years Ended
                                                                    December 31
                                                         ---------------------------------
                                                              2004               2003
                                                         --------------     --------------
                                           Notes                   (In thousands)
Net turnover                               16             (euro) 74,018      (euro) 87,448
Cost of Sales                                                    51,296             51,568
                                                         --------------     --------------

Gross margin                                                     22,722             35,880

Operating expenses (income):
  Research and development expenses                               7,113              5,961
  Administrative expenses                                         5,042              4,718
  Sales and marketing expenses                                    1,138              1,130
  Other operating expenses                                          128                 --
  Other operating income                                           (475)            (1,844)
                                                         --------------     --------------

Total operating expenses                                         12,946              9,965
                                                         --------------     --------------

Operating income                                                  9,776             25,915

Financial income (expenses), net           6                        (40)               220
                                                         --------------     --------------

Income before income taxes                                        9,736             26,135

Income tax expense                         7                        600              2,539
                                                         --------------     --------------

Net income                                                (euro)  9,136      (euro) 23,596
                                                          ==============     ==============

           The accompanying notes are an integral part of the combined financial statements.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

                             Combined Balance Sheets

                                                                  ------------------------------
                                                                           December 31
                                                                  ------------------------------
                                                                      2004              2003
                                                                  -------------    -------------
                                                  Notes                   (In thousands)

ASSETS
Non-Current Assets:

Intangible assets                                 8               (euro)  1,629    (euro)  1,739
Tangible fixed assets                             9                      10,214            8,998

Investments                                                                   4                4
                                                                  -------------    -------------
   Total Non-Current Assets                                              11,847           10,741

Current Assets:
Inventory, net                                    10                      4,685            4,461
Deferred tax                                      7                         626              424
Accounts receivable, net                                                 10,563           15,781
Other receivables                                                           504              683
Prepaid expenses and accrued income               11                      2,110            2,852
Cash and cash equivalents                                                     8               --
                                                                  -------------    -------------
   Total Current Assets                                                  18,496           24,201

TOTAL ASSETS                                                      (euro) 30,343    (euro) 34,942
                                                                  =============    =============

DIVISIONAL EQUITY AND LIABILITIES

Divisional equity                                 12              (euro) 17,367    (euro) 22,550

LIABILITIES
Accounts payable                                                  (euro) 10,249     (euro) 9,140
Other payables                                                               --              574
Accrued expenses                                  13                      2,727            2,678
                                                                  -------------    -------------
   Total Liabilities                                              (euro) 12,976    (euro) 12,392

TOTAL DIVISIONAL EQUITY AND LIABILITIES                           (euro) 30,343    (euro) 34,942
                                                                  =============    =============

           The accompanying notes are an integral part of the combined financial statements.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

                        Combined Statements of Cash Flows

                                                                   ---------------------------------
                                                                              Years Ended
                                                                              December 31
                                                                   ---------------------------------
                                                                        2004               2003
                                                                   --------------     --------------
                                                                             (In thousands)
Cash flows from operating activities:
Net income                                                         (euro)   9,136     (euro)  23,596
Adjustments to reconcile net income to net cash provided by
operating activities:
   Depreciation and amortisation expense                                    4,854              8,602
   Gain on sale of tangible fixed asset disposals                              --               (216)
   Deferred taxes                                                            (202)              (147)

Changes in working capital:
   Accounts receivable                                                      4,952             (7,161)
   Inventory                                                                 (387)            (2,155)
   Accounts payable                                                           831              4,004

                                                                   --------------     --------------
Total changes in working capital                                            5,396             (5,312)
                                                                   --------------     --------------
Net cash provided by operations                                    (euro)  19,184     (euro)  26,523

Cash flows from investing activities:
Capital expenditures                                                       (6,301)            (7,681)
Proceeds from sale of tangible fixed assets                                    --                306
                                                                   --------------     --------------
Net cash used in investing activities                              (euro) (6,301)     (euro) (7,375)

Cash flows from financing activities:
Transfers to Filtronic, net                                               (12,875)           (19,148)
                                                                   --------------     --------------
Net cash used in financing activities                              (euro) (12,875)    (euro) (19,148)

Increase in cash and cash equivalents                                           8                 --
                                                                   --------------     --------------
Cash and cash equivalents:
   At beginning of year                                                        --                 --
                                                                   --------------     --------------
   At end of year                                                  (euro)       8     (euro)       -
                                                                   ==============     ==============

Supplemental disclosure of cash flow information
 Cash paid during the year for taxes                               (euro)     237     (euro)   4,120

           The accompanying notes are an integral part of the combined financial statements.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

                   Notes to the Combined Financial Statements

1     BUSINESS

      LK Products Oy ("LK Products" or the "Company"), a business of Filtronic PLC ("Filtronic"), is a producer of antennas and modules for mobile communications and information devices. LK Products designs and manufactures internal antennas and integrated antenna modules, as well as external cellular antennas and ceramic chip antennas for narrow band communication applications such as GPS, WiFi and Bluetooth.

      LK Products is based in Kempele, Finland and has additional production operations in Finland and China. The Company conducts business in Europe (primarily in Finland, Hungary, Germany and Estonia), North and South America (primarily the United States of America) and Asia (primarily China).

2     BASIS OF PRESENTATION

      These combined financial statements reflect the business activities of LK Products as managed by Filtronic. These combined financial statements include the business activities of LK Products Oy, Finland, and LK Products (Suzhou) Telecommunication Components Co., Ltd., China.

      These combined financial statements reflect the historical basis of the assets and liabilities and the historical results of the net turnover and expenses that were directly related to the Company as they were operated within Filtronic. Additionally, these combined financial statements include allocations for various expenses, including corporate administrative expenses historically maintained by Filtronic and not recorded in the accounts of LK Products. Significant allocations are discussed in Note 5 to the combined financial statements. The Company's management considers such allocations to have been made on a reasonable basis.

      The combined financial statements included herein may not necessarily be indicative of LK Products' financial position, results of operations or cash flows, had the Company operated as a separate entity during the periods presented or for future periods.

      The fiscal year end of the Company has been changed from May 31st to a calendar year-end, for the purpose of these combined financial statements.

      All amounts included in these combined financial statements are presented in accordance with accounting principles generally accepted in Finland ("Finnish GAAP"), which differ in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). See Note 17 for a description of the differences between Finnish GAAP and U.S. GAAP affecting LK Products' Net income and Divisional equity.

      All amounts are reflected in thousands of euros ("EURs") with the exception of headcount data.

3     SIGNIFICANT ACCOUNTING POLICIES

      A summary of the significant accounting policies used in the preparation of the accompanying combined financial statements is as follows:

      Principles of combination

      The combined financial statements of LK Products include the accounts of LK Products Oy, Finland, and LK Products (Suzhou) Telecommunication Components Co., Ltd., China. All intercompany transactions among these businesses have been eliminated. Transactions with Filtronic and its subsidiaries have not been eliminated and are reflected as transaction with related parties.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

      Revenue recognition

      The Company recognizes revenue when persuasive evidence of a sale arrangement exists, delivery has occurred, the sales price is fixed and determinable, and collectibility is reasonably assured. These criteria are generally met when finished products are shipped to the customers and both title and the risks and rewards of ownership are transferred.

      For products for which a general right of return exists during a defined period, revenue recognition is determined based on the historical pattern of actual returns for that product and customer.

      Pre-production tooling costs

      The amounts received from customers related to the reimbursement for certain client specific tooling products has been netted against the related costs incurred for producing those products and are reflected in the Combined Balance Sheets as prepaid expenses within the prepaid expenses and accrued income line item. The Company recognizes the net gain or loss from the tooling activities upon approval of the tools by the customers. These amounts are recognized either as other operating income or other operating expense in the Combined Statements of Income.

      Government grants

      Government grants, which are principally received for research and development purposes, are recognized when there is reasonable assurance that the Company will comply with the relevant conditions.

      Research and development expenditure

      Research and development costs are expensed as incurred.

      Intangible fixed assets and amortisation

      Acquired intangible fixed assets are capitalised at cost and are amortized on a straight line basis over their estimated useful lives. The Company's intangible fixed assets primarily consist of patents and software developed for internal use, which are amortized over a period of 10 and 5 years, respectively.

      Tangible fixed assets and depreciation

      Tangible fixed assets are recorded at cost, less accumulated depreciation. Additions, replacements, renewals and improvements that extend the lives of depreciable assets are capitalized. Maintenance and repair expenditures are charged to expense in the period incurred. Upon the sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the Combined Statements of Income as either other operating income or expense.

      Depreciation is calculated using a straight-line method depending on the useful life of the acquisition as follows:

            Computers and office equipment                  4 years
            Computer software                               5 years
            Cars and vehicles                               5 years
            Machinery and equipment                         3-10 years
            Furniture and Fixtures                          5-10 years
            Warehouse                                       10 years
            Building                                        20-50 years

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

      The Company does not capitalize interest costs associated with the construction of its assets. However, had the Company capitalized interest costs, the amounts would not have been material.

      Asset impairment

      Intangible assets, tangible fixed assets, and other long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of an asset is measured by a comparison of the carrying amount of the asset with the discounted value of the future net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds this discounted cash flow value, an impairment charge for this excess is recognized.

      Leases

      Rental expenses for operating leases are charged to the profit and loss accounts on a straight-line basis over the period of the lease.

      Inventory

      Inventory is stated at the lower of cost and net realisable value. Cost is determined based upon the weighted average purchase price for raw materials and production costs for work in progress and finished goods. The Company does not include production overhead costs as a component of inventory, but rather expenses these costs as incurred.

      Accounts receivable

      Accounts receivable are stated at face value less a provision for doubtful receivables, if deemed necessary.

      Cash and cash equivalents

      Cash and cash equivalents include all highly liquid investments purchased with original maturity dates of three months or less. During the periods covered by these combined financial statements, treasury activities at LK Products were centralized at Filtronic. Accordingly, the cash and cash equivalents contained within these financial statements are for those bank accounts which belong to the legal entity of LK Products.

      Pensions and other post retirement benefits

      Statutory pension obligations in Finland are covered through a compulsory pension insurance policy. Payments to the pension insurance company are recorded in amounts determined by the pension insurance company according to certain prescribed actuarial assumptions and other rulings pursuant to the Finnish Employee's Pension Act. In Finland, the companies are liable on certain obligations related to disability pensions based on the number of disability pension cases. The companies contribute in such cases to the pension company when the decision of payment is made. Therefore, proportional share of annual pension costs compared to wages and salaries may vary depending on the number of disability pension cases.

      In China, the pension obligations are covered through a statutory pension plan. Contributions to a statutory pension plan are charged to the Combined Statements of Income when incurred.

      Provisions

      The Company accrues for provisions, including among others, bonus and employee termination costs, in the period when it becomes probable that a liability has been incurred and the amount is reasonably estimable.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

      Contingencies

      The Company accrues for contingencies, including contingencies related to legal proceedings and claims arising out of its businesses that cover a wide range of matters, including, among others, environmental matters, contract and employment claims, and product liability, in the period when it becomes probable that a liability has been incurred and the amount is reasonably estimable. Amounts are updated and accrued based on specific circumstances as applicable.

      Foreign currencies

      The Company's combined net turnover is generated mainly in euros. Additionally, a substantial portion of the Company's combined costs are incurred in euros. The Company's management believes that the euro is the primary currency of the economic environment in which the Company and its subsidiaries operate. Thus, the euro is the functional and reporting currency of the Company.

      Financial statements of international subsidiaries are translated into euros using the exchange rate at each balance sheet date for assets and liabilities and an average exchange rate for each period for net turnover, expenses, gains and losses. Translation adjustments are recorded as a component of Divisional equity.

      Transactions in foreign currencies are translated into euros using the exchange rates prevailing at the dates of the transactions. Receivables and liabilities in foreign currencies are translated into euros at the exchange rates ruling on the balance sheet dates. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognized in the Combined Statements of Income.

      Taxation

      Filtonic and its subsidiaries file an income tax return, which includes LK Products, in each applicable tax jurisdiction. The income tax provision included in these financial statements was calculated using a method consistent with a separate return basis, as if LK Products was a separate taxpayer and the resulting current tax liability is recorded as an accrued expense on the Combined Balance Sheets. Deferred income taxes were provided for temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by the respective jurisdictional tax laws.

      Fair value disclosure

      The carrying value of receivables, prepayments, and current liabilities approximates fair value given the short maturity of these instruments.

      Concentration of business risk

      The Company's primary customer accounted for 90% and 92% of Net turnover and 32% and 25% of Accounts receivables as of December 31, 2004 and 2003, respectively. Historically, the Company has relied on this customer for a substantial portion of its total net turnover. The Company expects that a significant portion of its future net turnover will continue to be generated by this customer and any substantial reductions in orders by this customer could have a material adverse effect on the Company's operating results.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

      Use of estimates

      The combined financial information of LK Products has been prepared in conformity with Finnish GAAP. The preparation of combined financial information in conformity with Finnish GAAP requires the Company's management to make a number of estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

4     EMPLOYEES

      The  average  number  of  persons  employed  by  the  Company   (including
      directors) during the period, analysed by category, was as follows:

                                                --------------------------------
                                                          Years Ended
                                                          December 31
                                                --------------------------------
                                                     2004              2003
                                                --------------    --------------
                                                      (Number of employees)

Operations                                                 791               589
Research & Development                                      91                73
Sales & Marketing                                           12                10
Administrative                                              52                51
                                                --------------    --------------
                                                           946               723
                                                ==============    ==============

      The aggregate payroll costs of these persons were as follows:

                                                --------------------------------
                                                           Years Ended
                                                           December 31
                                                --------------------------------
                                                     2004              2003
                                                --------------    --------------
                                                         (In thousands)

Wages and salaries                               (euro) 10,125      (euro) 9,239
Social security costs                                    1,289             1,189
Pension costs                                            1,427             1,319
                                                --------------    --------------
                                                 (euro) 12,841     (euro) 11,747
                                                ==============    ==============

5     RELATED PARTY TRANSACTIONS

      Since inception of LK Products, the operations of the business were primarily self contained. For instance, the Company has its own management team, accounting, information technology, and sales and marketing groups. Additionally, the Company retains external legal counsel to address its legal affairs. However, the Company does not have its own treasury department nor does it have its own Board members, therefore, as discussed below, an allocation of such costs have been made in these combined financial statements.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

      As mentioned above, Filtonic uses a centralized approach to cash management and financing its operations. During the periods covered by these combined financial statements, cash deposits were remitted to Filtronic on a regular basis and are reflected within Divisional equity on the Combined Balance Sheets. Similarly, LK Products' cash disbursements were funded through Filtronic's cash accounts. As a result, none of Filtronic's cash, cash equivalents or liabilities pertaining to book overdrafts have been allocated to LK Products in the combined financial statements.

      LK Products administrative expenses included allocated corporate costs from Filtronic totalling (euro)243 and (euro)236 for the years ended December 31, 2004 and 2003, respectively. These costs are primarily related to Filtronic Board member fees and the costs incurred as a result of Filtronic providing treasury functions on behalf of the Company. These costs are generally allocated based on costs incurred, including salaries and benefits, by the employee providing these services on LK Products' behalf. Management considers such allocations to have been made on a reasonable basis and believes that the associated costs of these services are reflective of what the Company would have incurred assuming it was a stand alone business.

      Additionally, certain LK Products employees participate in Filtronic Executive Share Option Scheme, whereby Filtronic share options are conditionally granted to the employees, subject to a vesting period based upon financial performance of Filtronic. The Company does not recognize any stock compensation costs related to its stock options.

      The Company has an interest bearing loan due to Filtronic in the amount of
      (euro)0 and (euro)1,500 at December 31, 2004 and 2003. Both the loan and the interest are settled through divisional equity; however, the interest expense associated with this loan has been reflected in these combined financial statements.

6     FINANCIAL INCOME AND EXPENSE

                                                   ----------------------------
                                                            Years Ended
                                                            December 31
                                                   ----------------------------
                                                       2004             2003
                                                   -----------      -----------
                                                          (In thousands)
Foreign exchange gains, net                        (euro)  228      (euro)  596

Interest expense and other financial expense
   To related parties                                     (259)            (349)
   To third parties                                         (9)             (27)
                                                   -----------      -----------
Total                                                     (268)            (376)

                                                   -----------      -----------
Total financial income (expense), net              (euro)  (40)     (euro)  220
                                                   ===========      ===========

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

7     TAXATION

      The Company has historically been a part of Filtronic's global tax reporting structures and has not filed separate income tax returns solely for the LK Products business. The Company's income tax provisions have been calculated for each period on a method consistent with a separate return basis, as if LK Products were a separate taxpayer and the resulting current tax liability was recorded as an accrued expense on the Combined Balance Sheets.

      Income tax expenses in Finland and from foreign operations were as follows:

                                                 ------------------------------
                                                           Years Ended
                                                           December 31
                                                 ------------------------------
                                                      2004             2003
                                                 -------------    -------------
                                                        (In thousands)
Pre-tax income (loss)
    Finland                                      (euro)  (953)    (euro)  3,403
    Foreign                                             10,689           22,732
                                                 -------------    -------------
Total                                            (euro)  9,736    (euro) 26,135
                                                 =============    =============

Total income tax expense (benefit)
    Finland                                                (17)           1,094
    Foreign                                                617            1,445
                                                 -------------    -------------
Total                                            (euro)    600    (euro)  2,539
                                                 =============    =============

Current income tax expense (benefit)
    Finland                                                 --            1,094
    Foreign                                                802            1,592
                                                 -------------    -------------
Total                                            (euro)    802    (euro)  2,686
                                                 =============    =============

Deferred income tax expense (benefit)
    Finland                                                (17)              --
    Foreign                                               (185)            (147)
                                                 -------------    -------------
Total                                            (euro)  (202)    (euro)  (147)
                                                 =============    =============

Total income tax expense                         (euro)    600    (euro)  2,539
                                                 =============    =============

      The difference between income tax expenses computed at statutory rates in Finland (29% in 2004 and 2003), and income tax expense provided on earnings is primarily the result of the effect of jurisdictional tax rate differences in China, which had a statutory rate of 15% in 2004 and 2003. Pursuant to the income tax law of the Peoples Republic of China for enterprises with foreign investment, commencing from the year in which a profit is made after the offset of losses incurred in prior years, the Company is entitled to a preferential tax treatment of exemption from income tax for the first two profit making years (years 2002 and 2001) and 50% of the applicable tax rate for the following three years. As the 2001 fiscal year was the first profitable year in China, income with respect to operations in China has an effective statutory tax rate of 7.5% for the years ended December 31, 2004 and 2003. Effective January 1, 2005, the statutory rate for Finland has been reduced to 26%.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

      The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2004 and 2003 are as follows:

                                                     -------------------------
                                                            December 31
                                                     -------------------------
                                                        2004           2003
                                                     ----------     ----------
                                                          (In thousands)

Deferred tax asset:
  Tangible fixed asset                               (euro) 626     (euro) 424
                                                     ----------     ----------
Total deferred tax asset                                    626            424
                                                     ==========     ==========
Deferred tax liability                                       --             --
                                                     ==========     ==========
Net deferred tax asset                               (euro) 626     (euro) 424
                                                     ==========     ==========

      Movements in deferred tax assets are specified as follows:

                                                                  --------------
                                                                   Deferred Tax
                                                                      Asset
                                                                  --------------
                                                                  (In thousands)

Balance at December 31, 2002                                        (euro) 277

Additions                                                                  156
Change in exchange rates                                                    (9)
                                                                    ----------
Balance at December 31, 2003                                        (euro) 424
                                                                    ==========

Additions                                                                  219
Change in exchange rates                                                   (17)
                                                                    ----------
Balance at December 31, 2004                                        (euro) 626
                                                                    ==========

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

8     INTANGIBLE ASSETS

                                         --------------------------------------------------------------
                                           Patents          Software          Other           Total
                                         ------------     ------------     ------------    ------------
                                                                 (In thousands)
      Balance at December 31 2002
      Cost of acquisitions               (euro) 1,164     (euro) 1,816     (euro)    --    (euro) 2,980
      Accumulated amortization                   (247)            (779)              --          (1,026)
                                         ------------     ------------     ------------    ------------
      Book value at December 31, 2002    (euro)   917     (euro) 1,037     (euro)    --    (euro) 1,954
                                         ------------     ------------     ------------    ------------

      Changes in book value:
      Acquisitions                                 59              148                3             210
      Amortization                                (91)            (334)              --            (425)
                                         ------------     ------------     ------------    ------------
      Total changes during 2003                   (32)            (186)               3            (215)
                                         ------------     ------------     ------------    ------------

      Balance at December 31 2003:
      Cost of acquisitions                      1,223            1,964                3           3,190
      Accumulated amortization                   (338)          (1,113)              --          (1,451)
                                         ------------     ------------     ------------    ------------
      Book value at December 31, 2003    (euro)   885     (euro)   851     (euro)     3    (euro) 1,739
                                         ------------     ------------     ------------    ------------

      Changes in book value:
      Acquisitions                                 94              313              148             555
      Amortization                                (99)            (566)              --            (665)
                                         ------------     ------------     ------------    ------------
      Total changes during 2004                    (5)            (253)             148            (110)
                                         ------------     ------------     ------------    ------------

      Balance at December 31 2004:
      Cost of acquisitions                      1,317            2,277              151           3,745
      Accumulated amortization                   (437)          (1,679)              --          (2,116)
                                         ------------     ------------     ------------    ------------
      Book value at December 31, 2004    (euro)   880     (euro)   598     (euro)   151    (euro) 1,629
                                         ============     ============     ============    ============

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

9     TANGIBLE FIXED ASSETS

                                   -------------------------------------------------------------------------------------
                                                                                            Advanced
                                                                                           payments &
                                                                           Other          construction
                                                      Machinery &         tangible        in progress
                                     Buildings         equipment           assets            (CIP)             Total
                                   -------------------------------------------------------------------------------------
                                                                     (In thousands)
Balance at December 31 2002
Cost of acquisitions               (euro)    859     (euro) 32,673     (euro)    445     (euro)    106     (euro) 34,083
Accumulated depreciation                    (430)          (23,106)             (137)               --           (23,673)
                                   -------------     -------------     -------------     -------------     -------------
Book value at December 31, 2002    (euro)    429     (euro)  9,567     (euro)    308     (euro)    106     (euro) 10,410
                                   -------------     -------------     -------------     -------------     -------------

Changes in book value:
Capital expenditures                         116             3,935               139             3,281             7,471
Depreciation                                (180)           (7,913)              (84)               --            (8,177)
Depreciation on disposals                     --             2,848                --                --             2,848
Disposals                                     --            (2,963)               --                --            (2,963)
Transfers                                     --               503                --              (503)               --
Changes in exchange rates                    (56)             (495)              (40)               --              (591)
                                   -------------     -------------     -------------     -------------     -------------
Total changes during 2003                   (120)           (4,085)               15             2,778            (1,412)
                                   -------------     -------------     -------------     -------------     -------------

Balance at December 31 2003:
Cost of acquisitions                         832            33,230               514             2,884            37,460
Accumulated depreciation                    (523)          (27,748)             (191)               --           (28,462)
                                   -------------     -------------     -------------     -------------     -------------
Book value at December 31, 2003    (euro)    309     (euro)  5,482     (euro)    323     (euro)  2,884     (euro)  8,998
                                   -------------     -------------     -------------     -------------     -------------

Changes in book value:
Capital expenditures                           3             4,997               226               520             5,746
Depreciation                                (136)           (3,946)             (107)               --            (4,189)
Transfers                                     --             2,642                --            (2,642)               --
Changes in exchange rates                    (12)             (175)              (16)             (138)             (341)
                                   -------------     -------------     -------------     -------------     -------------
Total changes during 2004                   (145)            3,518               103            (2,260)            1,216
                                   -------------     -------------     -------------     -------------     -------------

Balance at December 31 2004:
Cost of acquisitions                         768            40,207               700               624            42,299
Accumulated depreciation                    (604)          (31,207)             (274)               --           (32,085)
                                   -------------     -------------     -------------     -------------     -------------
Book value at December 31, 2004    (euro)    164     (euro)  9,000     (euro)    426     (euro)    624     (euro) 10,214
                                   =============     =============     =============     =============     =============

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

10    INVENTORY, NET

      Inventories consisted of the following:

                                                    ----------------------------
                                                            December 31
                                                    ----------------------------
                                                        2004            2003
                                                    ------------    ------------
                                                           (In thousands)

Raw materials                                       (euro) 1,743    (euro) 2,773
Work in progress                                             857             202
Finished goods                                             2,085           1,486

                                                    ------------    ------------
Total inventory, net                                (euro) 4,685    (euro) 4,461
                                                    ============    ============

     The total inventory amounts are netted against a provision for obsolete inventory of (euro)1,147 and (euro)1,112 at December 31, 2004 and 2003, respectively.

11   PREPAID EXPENSES AND ACCRUED INCOME

                                                    ----------------------------
                                                            December 31
                                                    ----------------------------
                                                        2004            2003
                                                    ------------    ------------
                                                           (In thousands)

Prepaid expenses                                      (euro) 832    (euro) 1,033
Government grants                                             95             280
Prepaid taxes                                              1,183           1,539

                                                    ------------    ------------
                                                    (euro) 2,110    (euro) 2,852
                                                    ============    ============

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

12    DIVISIONAL EQUITY

      Total Divisional equity of LK Products represents Filtronic historical equity in the LK Products business and includes the Company's cumulative operating results, accumulated translation differences on net assets, allocations from Filtronic and settlement of intercompany transactions with Filtronic.

      Activity in Divisional equity for the years ended December 31, 2004 and 2003 is as follows:

                                                                 --------------
                                                                   Divisional
                                                                     Equity
                                                                 --------------
                                                                 (In thousands)

      Balance at December 31, 2002                               (euro)  20,154
      Net income                                                         23,596
      Transfer to Filtronic, net                                        (19,148)
      Exchange adjustments                                               (2,052)
                                                                 --------------
      Balance at December 31, 2003                               (euro)  22,550
                                                                 ==============

      Net income                                                          9,136
      Transfer to Filtronic, net                                        (12,875)
      Exchange adjustments                                               (1,444)
                                                                 --------------
      Balance at December 31, 2004                               (euro)  17,367
                                                                 ==============

13    ACCRUED EXPENSES

                                                    ----------------------------
                                                            December 31
                                                    ----------------------------
                                                        2004            2003
                                                    ------------    ------------
                                                          (In thousands)

Accrued salaries and holiday pay                    (euro) 1,682    (euro) 1,555
Accrued expenses                                             836           1,123
Other                                                        209              --
                                                    ------------    ------------
                                                    (euro) 2,727    (euro) 2,678
                                                    ============    ============

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

14    PENSIONS

      Employees in Finland participate in the Finnish TEL pension system, which provides for a retirement benefit based on years of service and earnings according to the prescribed statutory system. The Finnish TEL pension scheme provides for early retirement benefits at age 60 and full retirement benefits at age 65. The current TEL provisions cap the total pension benefit at 60% of the pensionable earnings amount. Under Finnish GAAP, the Company's TEL liability is settled as the TEL insurance premiums are paid. For the years ended December 31, 2004 and 2003, the Company expensed (euro)1,797 and (euro)1,630 pertaining to contributions to the TEL pension system, which is reflected in the Combined Statements of Income.

      All Chinese employees of the Company participate in statutory pension plans organized and administered by the governmental authorities. The Company has no other substantial commitments to employees. According to the relevant regulations, the premiums and welfare benefit contributions that should be borne by the Company are calculated based on percentages of the total salary of employees, subject to a certain ceiling, and are paid to the labor and social welfare authorities. Contributions to the plans are expensed as incurred. The Company incurred expenses of approximately
      (euro)226  (RMB  2,300)  and  (euro)170  (RMB  1,600)  in 2004  and  2003, respectively.

15    COMMITMENTS AND CONTINGENCIES

      Commitments

      The Company enters into operating leases primarily for its vehicles, office equipment, and machinery and equipment under varying terms and conditions.

      At December 31, 2004, future minimum rental payments under operating leases were as follows (in thousands):

      2005                                         (euro)   491
      2006                                                  361
      2007                                                  145
      2008                                                   26
      2009                                                   --
      Thereafter                                             --
                                                   ------------
      Total minimum payments required              (euro) 1,023
                                                   ============

      For the years ended December 31, 2004 and 2003, the Company recorded rental expense of (euro)829 and (euro)1,046, respectively.

      Contingencies

      LK Products is subject to to various  claims and  litigation  arising from the normal course of business, including product liability and environmental claims. The Company accrues for contingencies in the period when it becomes probable that a liability has been incurred and the amounts are reasonably estimable. Currently, there are no such claims or litigations in which the Company is a party to, which would likely have a material adverse effect on the Company's financial position, results of operations or cash flows.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

16    GEOGRAPHICAL SALES INFORMATION

      The Company designs and manufactures antennas and modules for mobile communications and information devices. For management purposes, the Company is organized on a worldwide basis and operates in one segment. Although the Company is managed on a worldwide basis, it operates in three principal geographical areas of the world. The following shows the distribution of the Company's combined Net turnover by geographical market, regardless of where the product was produced:

                                                  ------------------------------
                                                           Years ended
                                                           December 31
                                                  ------------------------------
                                                       2004             2003
                                                  -------------    -------------
                                                         (In thousands)

Europe                                            (euro) 35,282    (euro) 43,928
Asia and Pacific Ocean Area                              31,610           38,672
North and South America                                   7,126            4,848
                                                  -------------    -------------
                                                  (euro) 74,018    (euro) 87,448
                                                  =============    =============

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

17 APPLICATION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES OF AMERICA

      The Company's combined financial statements have been prepared in accordance with Finnish GAAP, which differs in certain significant respects from accounting principles generally accepted in the United States of America ("U.S. GAAP"). The effect of the application of U.S. GAAP on Net income and Divisional equity, as reported under Finnish GAAP, is set out below.

      Reconciliation of Net Income

                                                                  -------------------------------
                                                                           Years Ended
                                                                           December 31
                                                                  -------------------------------
                                                                       2004              2003
                                                                  -------------     -------------
                                                 Notes                    (In thousands)
Net income reported under Finnish GAAP                            (euro)  9,136     (euro) 23,596

U.S. GAAP adjustments:
  Pension expense                                a                         (113)             (108)
  Inventory                                      b                           59              (364)
  Leases                                         c                           (5)               11
  Tooling arrangements                           d                         (558)             (710)
  Business combinations, net of tax              e                       (1,220)           (1,748)
  Stock compensation                             f                           --                --
  Tax effect of U.S. GAAP adjustments                                       180               332
                                                                  -------------     -------------
Net income under U.S. GAAP                                        (euro)  7,479     (euro) 21,009
                                                                  =============     =============

Reconciliation of Divisional Equity

                                                                  -------------------------------
                                                                          December 31
                                                                  -------------------------------
                                                                       2004              2003
                                                                  -------------     -------------
                                                    Notes              ((euro) In thousands)
Divisional equity reported under Finnish GAAP                     (euro) 17,367     (euro) 22,550

U.S. GAAP adjustments:
  Pension expense                                   a                      (705)             (592)
  Inventory                                         b                       458               399
  Leases                                            c                       (10)               (5)
  Tooling arrangements                              d                       594             1,152
  Business combinations, net of tax                 e                    46,549            47,769
  Stock compensation                                f                        --                --
  Tax effect of U.S. GAAP adjustments                                       (89)             (269)
                                                                  -------------     -------------
Divisional equity under U.S. GAAP                                 (euro) 64,164     (euro) 71,004
                                                                  =============     =============

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

      The following statements summarize adjustments that reconcile Net income and Divisional equity from that reported under Finnish GAAP to that which would have been reported had U.S. GAAP been applied.

      (a) Pension expense - Under Finnish GAAP pension premiums are computed actuarially and determined as a percentage of wages, salaries and similar remuneration paid. Under U.S. GAAP, the determination of pension expense for defined benefit pension plans, such as the Company's, is made pursuant to Statement of Financial Accounting Standard No. 87, "Employers' Accounting for Pensions SFAS No. 87." SFAS 87 is more prescriptive than Finnish GAAP in that it requires the use of specific actuarial method (the projected unit credit method). Such pension expense is recorded on a full accrual basis and reflected in the combined statement of income over the working lives of the employees provided with such benefits. For the years ended December 31, 2004 and 2003, the Company recorded an additional
            (euro)113 and (euro)108 of net periodic benefit cost in accordance with U.S. GAAP, respectively. The additional accrued benefit obligation under U.S. GAAP as of December 31, 2004 and 2003 aggregates (euro)705 and (euro)592, respectively.

      (b) Inventory - Under Finnish GAAP, the Company has chosen not to allocate the fixed production overhead costs to the cost of the inventory.

            In accordance with U.S. GAAP, the cost of inventory includes the cost of materials, direct labor, and an appropriate proportion of production overheads related to bringing the inventory to its present location and condition. The inventory overheads that are attributable to the inventory under U.S. GAAP at December 31, 2004 and 2003 are (euro)458 and (euro)399, respectively.

      (c) Leases - The Company leases measuring equipment, which is utilized in their manufacturing process, and accounts for these leases as operating leases in accordance with Finnish GAAP.

            In accordance with U.S. GAAP, leases need to be evaluated under Statement of Financial Accounting Standards ("SFAS") 13, "Accounting for Leases," to determine whether a lease should to be accounted for as a capital lease or operating lease. The Company has evaluated these lease contracts in accordance with SFAS No. 13 and determined that the lease arrangement is a capital lease. Under U.S. GAAP, the Company has reflected the value of the measuring equipment as a tangible fixed asset and has recorded a related obligation for the net present value of the amounts due to the lessor upon the maturity of the contractual arrangement. At December 31, 2004 and 2003, the Company has recorded tangible fixed assets of (euro)309 and
            (euro)288, respectively, and a related obligation for (euro)319 and
            (euro)293, respectively. The Company has also recorded additional expense of (euro)5 and a benefit of (euro)11 for the years ended December 31, 2004 and 2003, respectively. The Company reclassed rental expense of (euro)103 and (euro)349 to depreciation expense and (euro)20 and (euro)29 to interest expense for the years ended December 31, 2004 and 2003, respectively.

      (d) Tooling - Under Finnish GAAP, the amounts received from customers related to certain client specific tooling products has been netted against the related costs and is reflected in the Combined Balance Sheets as prepaid expenses and accrued income. At December 31, 2004 and 2003 the Company has recorded a net receivable of (euro)255 and
            (euro)159, respectively, pertaining to tooling costs which have been reversed through equity for purposes of the U.S. GAAP differences discussed below. The Company recognized the net gain or loss from the tooling activities upon approval of the tools by the customers. These amounts are recognized as other operating income in the Combined Statements of Income.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

            Under U.S. GAAP, EITF 99-5, "Accounting for Pre-Production Costs Related to Long-Term Supply Arrangements," design and development costs for tools that a supplier will not own and that will be used in producing the products under the long-term supply arrangement should be capitalized, subject to an impairment if the supply arrangement provides the supplier the noncancelable right to use the tools during the supply arrangement. As such, under U.S. GAAP, the Company has capitalized pre-production costs and recorded unamortized pre-production costs of (euro)5,077 and (euro)5,827 at December 31, 2004 and 2003, respectively. The pre-production costs are amortized on a straight line basis over the estimated useful life of the tools utilized in the production line, which approximates 12 - 18 months. The Company has recorded depreciation expense associated with these capitalized costs in the amount of
            (euro)5,203 and (euro)7,099 for the years ended December 31, 2004 and 2003, respectively. Additionally, as a result of capitalizing such costs, the Company has reversed the pre-production costs originally recorded under Finnish GAAP in the amount of (euro)743 of other operating income and (euro)1,697 of other operating expense for the years ended December 31, 2004 and 2003, respectively.

            In connection with the tooling arrangements, the Company has a contractual guarantee for reimbursement of certain costs from its customers. In accordance with U.S. GAAP, EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent," the Company should report Net turnover based on the gross amount billed to its customer because it has earned revenue from the sales. The Net turnover associated with this reimbursement is deferred and recognized on a straight line basis, in accordance with Staff Accounting Bulletin 104, "Revenue Recognition," over the estimated useful life of the tools utilized in the production line, which approximates 12 - 18 months. The above results in the Company recording an additional (euro)5,379 and (euro)8,080 of Net turnover and lowering its cost of sales by (euro)5,203 and (euro)7,099 for the years ended December 31, 2004 and 2003, respectively. As a result of these adjustments partially relating to the business activities in China, the Company recorded financial income for the foreign currency translation effect of (euro)10 and (euro)6 for the years ended December 31, 2004 and 2003, respectively. Additionally, under U.S. GAAP, the Company has recorded (euro)4,228 and
            (euro)4,516 deferred income at December 31, 2004 and 2003, respectively.

      (e) Business Combinations - Filtronic acquired LK Products in July of 1998. Under Finnish GAAP, even though Filtronic wholly owns LK Products as a result of the acquisition, Filtronic is not required to push down the accounting arising from Filtronic's acquisition of LK Products.

            In accordance with U.S. GAAP, Staff Accounting Bulletin No. 54, "Push Down Basis of Accounting Required in Certain Limited Circumstances," the U.S. GAAP reconciliation reflects the new basis of accounting arising from Filtronic's acquisition of LK Products. Under U.S. GAAP, the acquisition of LK Products was accounted for under the U.S. GAAP guidance, APB 16, "Business Combinations." Under APB 16, Filtronic applied the purchase accounting guidance for the acquisition of LK Products. Under this methodology, Filtronic recorded the assets acquired, including identifiable intangible assets, and liabilities assumed at fair value; and recorded the excess of the purchase price above the net assets acquired as goodwill.

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

            The following represents the purchase accounting at the date of acquisition:

                                                           --------------
                                                           (In thousands)
                                                           --------------

            Purchase Price                                  (euro) 85,084

            Fair value of net assets acquired:
              Customer relationships                               22,890
              Trademarks                                            4,928
              Technology                                              807
              Tangible assets                                         328
              Pensions                                               (484)
              Deferred tax liability on purchase
              accounting adjustments                               (8,107)
              Remaining net assets acquired as
              recognized under Finnish GAAP                        25,823
                                                           --------------
            Total fair value of net assets acquired                46,185

            Purchase price adjustment for stock
            options                                                   883
                                                           --------------
            Goodwill                                        (euro) 39,782
                                                           ==============

            These combined financial statements reflect the new basis of accounting arising from Filtronic's acquisition of LK Products and as such, the impact for the step-up of the various assets and the identifiable intangible assets and goodwill balances have been reflected in the U.S. GAAP reconciliations.

            Prior to 2001, U.S. GAAP, APB 17, "Intangible Assets", required that intangible assets, including goodwill, with finite lives are amortized over their estimated useful lives on a straight-line basis, not to exceed forty years. On adoption of SFAS 142, "Goodwill and Other Intangible Assets" as of January 1, 2002, intangible assets, excluding goodwill, with finite lives are required to be amortized over the estimated useful life in a manner in which the economic benefits are consumed. LK Products identified finite lived intangible assets of customer relationships and technology and are amortized on a straight-line basis over 10 and 5 years, respectively. At December 31, 2004 and 2003, under U.S. GAAP, as a result of this transaction, the Company has recorded intangible fixed assets, net in the amount of (euro)13,512 and (euro)15,801, respectively. Additionally, the Company has recorded a deferred tax liability in the amount of (euro)3,513 and (euro)4,582 at December 31, 2004 and 2003, respectively.

            Under U.S. GAAP, SFAS 142 specifies that goodwill and other intangibles with an indefinite life are no longer amortized but rather tested for impairment on an annual basis and whenever certain triggering events are identified. SFAS 142 requires a two-step impairment test to analyse whether or not goodwill has been impaired. The first step tests for potential impairment and requires that the fair value of each identified reporting unit be compared to its carrying value. LK Products estimates the fair value of each reporting unit using a discounted cash flow valuation technique. If the fair value of the reporting unit is higher than the book value of the reporting unit, including goodwill, no impairment is recognized. If the fair value of the reporting unit is lower than the book value, the second step is to measure the amount of the impairment loss through preparation of a hypothetical purchase price allocation to determine the implied fair value of goodwill. The implied fair value of goodwill is

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

            then compared to the carrying value of goodwill. If the implied fair value of goodwill is lower than the carrying value of goodwill, impairment must be recorded for the difference. At both December 31, 2004 and 2003, the Company has recorded goodwill in the amount of
            (euro)36,550. The Company has performed an impairment analysis on its goodwill balance and indefinite lived trademarks as of December 31, 2004, 2003, and 2002 and noted no impairments.

            As a result of this acquisition, under U.S. GAAP, the Company recorded the following adjustments to net income.

                                                      --------------
                                                         U.S. GAAP
                                                       adjustment to
                                                        net income
                                                      --------------
                                                      (In thousands)

            Intangible asset amortization               (euro) 2,410
            Tangible asset amortization                           49
            Release of deferred tax                             (711)
                                                      --------------
            Year ended December 31, 2003                (euro) 1,748
                                                      ==============

            Intangible asset amortization               (euro) 2,289
            Release of deferred tax                             (595)
            Change in tax rate                                  (474)
                                                      --------------
            Year ended December 31, 2004                (euro) 1,220
                                                      ==============

      (f) Stock compensation - Certain LK Products employees participate in Filtronic's Executive Share Option Scheme, whereby Filtronic share options are conditionally granted to the employees, subject to a vesting period based upon financial performance of Filtronic. Under Finnish GAAP, the Company does not recognize any stock compensation costs related to its stock options.

            As permitted by SFAS 123, "Accounting for Stock Based Compensation," under U.S. GAAP the Company has elected to apply APB 25 and related interpretations in accounting for its stock based compensation plans. In accordance with APB 25, "Accounting for Stock Issued to Employees," compensation costs, including the change in the liability for the difference between the exercise and market price at date of grant, should be recognized as an expense. Additionally, in accordance with APB 25, when variable plan awards are granted, compensation expense is recorded for the amount by which the market value of the shares of the stock exceeds the option price at date of grant; and these options are remeasured each reporting period up until the measurement date, with changes in the fair market value recognized as compensation expense.

            The stock options that were granted to LK Products' employees are performance related options; therefore, the Company recognized compensation expense for the intrinsic value when it is probable that the award (or portion thereof) will be exercised in the future. Additionally, these options are mark-to-market each reporting period. The Company had approximately 19,000 stock options that were granted, vested, and exercised prior to 2003, in which the Company recognized approximately (euro)160 of compensation expense. At the time of the recognition of these costs, a corresponding amount has been reflected in divisional equity. Additionally, upon the exercising of the

LK Products Oy (a business of Filtronic PLC)
December 31, 2004 and 2003

             Notes to the Combined Financial Statements (continued)

            options, the Company would have recorded approximately (euro)139 as additional paid in capital, a component of Divisional equity. However, as the Company would not have received cash from the employee for the exercise price, but rather this amount would have been settled with Filtronic, a corresponding amount for the exercise of the 19,000 options has been reflected in equity. As such, the net impact on divisional equity for these transactions was zero. As of December 31, 2004 and 2003, all outstanding options exercise price exceeded the market value of the shares, therefore, no compensation costs has been recognized during these periods.

            Additionally, as discussed above in the Business Combination note, in conjunction with the acquisition of LK Products, Filtronic exchanged unvested options in the former owner of LK Products for unvested options in Filtronic. As a result of this transaction, as the employees were required to continue to perform services prior to vesting in Filtronic shares, the Company was required to record unearned compensation, a component of Divisional equity, in the amount of (euro)443, which was charged to expense over the remaining vesting period. All of these options vested prior to the year end December 31, 2003 and as such, there was no impact on Divisional equity for the periods presented.

      Additionally, under Finnish GAAP, during 2003, the Company recorded an impairment charge pertaining to its ceramic business line in the amount of
      (euro)949 and has classified this charge as Cost of Sales within the Combined Statements of Income.

18    SUBSEQUENT EVENTS

      On September 8, 2005, Technitrol, Inc. completed the acquisition of LK Products from Filtronic. The purchase price was (euro)67,000.


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